Exhibit 99.1

Movano Health Reports Q1 2024 Financial Results
and Provides Business Update

Submits exemplary Sp02 clinical trial results as part of FDA 510(k) clearance process

Plans launch of Evie Med and focuses on B2B opportunities

Plans arterial blood pressure study for June

Conference Call at 2:00 PM PT/ 5:00 PM ET Today

PLEASANTON, Calif. – May 15, 2024 – Movano Health (Nasdaq: MOVE), a pioneer in health technology, reported first quarter 2024 results and provided a business update.

Following the successful close of its recent $24 million private placement that included a seed investment from a tier 1 multi-billion dollar medical device company, Movano Health has been focused on three key initiatives:

●	Enhancing the Evie product experience, improving its operations processes, and bolstering customer service in preparation to begin taking direct-to-consumer (D2C) orders again.

●	Securing FDA 510(k) clearance for its pulse oximeter, the Evie Med Ring, and pursuing key business-to-business (B2B) partnerships. The Company continues to expect a decision regarding its 510(k) clearance in July 2024.

●	Advancing cuffless blood pressure clinical studies with Movano Health’s System-on-a-Chip (SoC).

“We learned a great deal from the recent D2C launch of the Evie Ring, and a key goal for 2024 is to continue to improve the consumer experience across product, delivery and customer service in order to maximize our sales potential,” said John Mastrototaro, CEO and President of Movano Health. “Additionally, we are focused on obtaining the FDA clearances necessary to launch Evie Med, the cornerstone of our enterprise initiative.”

Recent Operating Highlights and Milestones

●	The Company successfully shipped its first commercial ring on January 22, 2024. Demand was extremely high, and orders are currently paused. The Company is working on improvements across all business verticals in preparation to begin taking orders again.

●	On April 22, 2024, Movano Health successfully submitted updated pivotal clinical trial results as well as proof of enhanced medical device usability to the U.S. Food and Drug Administration (FDA) as part of its 510(k) filing for the Company’s first commercial medical device, the Evie Med Ring pulse oximeter. During the trial, each subject wore four Evie Med Rings. The four Evie Med Rings achieved a pooled root mean square error (RMSE) of 2.46% in over 800 paired samples, which was once again well below the FDA guidance of 3.5% for SpO2. Additionally, the Evie Med Ring’s accuracy exceeded that of the two commercially available, hospital-grade reference pulse oximeters in the study. The Company continues to expect a decision on its 510(k) clearance from the FDA in July 2024.

●	Following positive results from a blood pressure clinical study conducted in October 2023, the Company has been making enhancements to the prototype used in that study and is planning another blood pressure study to take place this June, which will be the first study conducted with an arterial line, the precursor to an FDA pivotal study. Unlike a cuff which provides only one blood pressure value, an arterial line will provide continuous data on patients. In addition, Movano Health is also evaluating AI-based individual calibration methods to further enhance the future performance of the platform.

First Quarter 2024 and Recent Financial Highlights

●	On April 4, 2024, Movano Health closed a $24.1 million private placement, totaling 45.3 million units, with each unit consisting of one share of the Company’s common stock (or pre-funded warrant in lieu thereof) and one warrant to purchase a share of common stock, to a select group of investors that included a tier-one multi-billion dollar medical device company, institutional and accredited investors, and members of the Company’s management team and board of directors. Movano Health intends to use the net proceeds from the financing for working capital and general corporate purposes.

●	In Q1 2024, Movano Health generated $852,000 in revenue. The Company shipped 5,305 Evie Rings in the period.

●	The Company reported an operating loss of $5.8 million in Q1 2024, compared to an operating loss of $7.2 million in Q1 2023.

●	Total cash and cash equivalents at March 31, 2024 were $2.1 million.

Conference Call

Management will host a conference call and live audio webcast to discuss these results and provide a business update today at 2:00 pm PT/5:00 pm ET.

Attendees can access the live webcast here or on the investors section of Movano Health’s website at https://ir.movano.com. The conference call can be accessed by dialing 1-877-407-0989 (domestic), or 1 201-389-0921 (international). Attendees can also use the Call Me Link in which they will be dialed in to the conference call instantly on the number provided with no hold time. An archived webcast will be available on Movano Health’s website approximately one hour after the completion of the event and for two years thereafter.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health’s devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual’s health data and uniquely translating it into personalized and intelligent insights.

Movano Health’s proprietary technologies and wearable medical device solutions will soon enable the use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the commercial launches of the Evie Ring and Evie Med; planned cost-cutting initiatives; anticipated FDA clearance decisions with respect to our products; expected future operating results; product development and features, product releases, clinical trials and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations

Jill Schmidt PR

t: 847-904-2806

e: jill@jillschmidtpr.com

Movano Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$2,145	$6,118
Payroll tax credit, current portion	514	450
Vendor deposits	396	399
Inventory	1,064	1,114
Prepaid expenses and other current assets	326	442
Total current assets	4,445	8,523
Property and equipment, net	299	342
Payroll tax credit, noncurrent portion	64	169
Other assets	327	387
Total assets	$5,135	$9,421

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,977	$3,118
Deferred revenue	251	1,252
Other current liabilities	2,341	1,529
Total current liabilities	6,569	5,899
Noncurrent liabilities:
Early exercised stock option liability	11	23
Other noncurrent liabilities	33	50
Total noncurrent liabilities	44	73
Total liabilities	6,613	5,972

Stockholders’ equity (deficit):
Common stock	6	6
Additional paid-in capital	128,616	127,823
Accumulated deficit	(130,100)	(124,380)
Total stockholders’ equity (deficit)	(1,478)	3,449
Total liabilities and stockholders’ equity (deficit)	$5,135	$9,421

Movano Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue	$852	$—

COSTS AND EXPENSES:
Cost of revenue	1,215	—
Research and development	2,887	3,894
Sales, general and administrative	2,504	3,309
Total costs and expenses	6,606	7,203
Loss from operations	(5,754)	(7,203)

Other income (expense), net:
Interest and other income, net	34	107
Other income (expense), net	34	107

Net loss and total comprehensive loss	$(5,720)	$(7,096)

Net loss per share, basic and diluted	$(0.10)	$(0.19)

Weighted average shares used in computing net loss per share, basic and diluted	56,023,273	37,541,070

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